Exhibit 99.1

Hudson Technologies Reports Record Third Quarter Revenues;

$0.08 Earnings per diluted share

pearl river, ny – OCtoBer 31, 2012 – Hudson Technologies, Inc. (NASDAQ: HDSN), announced results for the third quarter and nine months ended September 30, 2012.

Revenues for the three months ended September 30, 2012 increased by 21% to $14,473,000 from $11,935,000 in the comparable 2011 period. Hudson reported a gross profit margin of 37% for the third quarter of 2012 compared to 12% in the third quarter last year. The Company also reported net income of $2,194,000 or $0.09 per basic share and $0.08 per diluted share for the third quarter of 2012, compared to a net loss of $113,000, or $0.00 per basic and diluted share for the third quarter of 2011.

For the nine months ended September 30, 2012, revenues increased 27% to $51,578,000 as compared to revenues of $40,465,000 in the first nine months of 2011. Gross profit margins increased in the first nine months of 2012 to 42% compared to 19% in the first nine months of 2011. The Company reported a net income of $9,837,000, or $0.41 per basic share and $0.37 per diluted share in the first nine months of 2012, compared to net income of $1,756,000 or $0.07 per basic and diluted share in the same period of 2011.

Kevin J. Zugibe, Chairman and Chief Executive Officer of Hudson Technologies commented, “We are pleased to report record revenues achieved during the third quarter and continued strong profitability. We are also pleased to note that our nine month revenues surpass our record 2011 full year revenues. Our 2012 year to date performance continues to be favorably impacted by the EPA’s initiative to support the growth of reclamation and recycling by providing meaningful reductions in the production of virgin R-22 refrigerant. In January 2012, the EPA issued ‘No Action Assurance’ letters that, pending the issuance of a final rule, reduced the 2012 import and production levels for virgin R-22 to approximately 45% of the amount allowed in 2011. In response to these reductions, we saw an immediate and significant increase in the sales price of R-22 refrigerant. With only two months remaining in 2012, the EPA’s final rule may not be issued until early 2013.

“We have begun to see a behavioral change within the distribution chain of our industry whereby economic incentives are being provided to contractors who, in turn, are beginning to return more recovered refrigerant to be reclaimed and resold into the market. Additionally, we believe that, in the longer term, efforts will be made to phase down and/or phase out other refrigerant types. Our reclamation technology and long standing industry relationships should serve us well into the future and allow us to address the demands presented by any such future phase downs, which we believe will provide significant and diverse reclamation opportunities for years to come.”

CONFERENCE CALL INFORMATION

The Company will host a conference call to discuss the third quarter results today, October 31, 2012 at 10:00 A.M. Eastern Time.

To access the live webcast, log onto the Hudson Technologies website at www.hudsontech.com, and click on “Investor Relations”.

To participate in the call by phone, dial (877) 407-9205 approximately five minutes prior to the scheduled start time. International callers please dial (201) 689-8054.

A replay of the teleconference will be available until November 30, 2012 and may be accessed by dialing (877) 660-6853 and international callers may dial (201) 612-7415. Callers should use conference ID: 402077. A transcript of the call will be available on the Hudson Technologies website approximately 24 hours after its completion.

About Hudson Technologies

Hudson Technologies, Inc. is a leading provider of innovative solutions to recurring problems within the refrigeration industry. Hudson's proprietary RefrigerantSide® Services increase operating efficiency and energy savings, and remove moisture, oils and other contaminants frequently found in the refrigeration circuits of large comfort cooling and process refrigeration systems. Performed at a customer's site as an integral part of an effective scheduled maintenance program or in response to emergencies, RefrigerantSide® Services offer significant savings to customers due to their ability to be completed rapidly and at higher purity levels, and can be utilized while the customer's system continues to operate. In addition, the Company sells refrigerants and provides traditional reclamation services to the commercial and industrial air conditioning and refrigeration markets. For further information on Hudson, please visit the Company's web site at www.hudsontech.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements contained herein which are not historical facts constitute forward-looking statements. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, but are not limited to, changes in the markets for refrigerants (including unfavorable market conditions adversely affecting the demand for, and the price of, refrigerants), the Company's ability to source refrigerants, regulatory and economic factors, seasonality, competition, litigation, the nature of supplier or customer arrangements which become available to the Company in the future, adverse weather conditions, possible technological obsolescence of existing products and services, possible reduction in the carrying value of long-lived assets, estimates of the useful life of its assets, potential environmental liability, customer concentration, the ability to obtain financing, risks associated with the Company’s joint venture which include the ability of the parties to perform their obligations under the joint venture agreement, any delays or interruptions in bringing products and services to market, the timely availability of any requisite permits and authorizations from governmental entities and third parties as well as factors relating to doing business outside the United States, including changes in the laws, regulations, policies, and political, financial and economic conditions, including inflation, interest and currency exchange rates, of countries in which the joint venture may seek to conduct business, and other risks detailed in the Company's periodic reports filed with the Securities and Exchange Commission.  The words "believe", "expect", "anticipate", "may", "plan", "should" and similar expressions identify forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.

Investor Relations Contact: John Nesbett/Jennifer Belodeau Institutional Marketing Services (IMS) (203) 972-9200 jnesbett@institutionalms.com	Company Contact: Brian F. Coleman, President & COO Hudson Technologies, Inc. (845) 735-6000 bcoleman@hudsontech.com

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Hudson Technologies, Inc. and subsidiaries

Consolidated Balance Sheets

(Amounts in thousands, except for share and par value amounts)

	9/ 30/2012	12/ 31/2011
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$3,437	$3,958
Trade accounts receivable - net of allowance for doubtful accounts of $222 and $290	5,094	2,453
Inventories	34,682	17,734
Prepaid expenses and other current assets	938	611
Total current assets	44,151	24,756
Property, plant and equipment, less accumulated depreciation and amortization	3,685	3,441
Other assets	419	79
Deferred tax assets	0	3,086
Intangible assets, less accumulated amortization	84	89
Total Assets	$48,339	$31,451
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$3,788	$5,227
Accrued payroll	768	703
Income taxes payable	1,168	0
Short-term debt and current maturities of long-term debt	8,527	6,361
Total current liabilities	14,251	12,291
Long-term debt, less current maturities	4,991	121
Total Liabilities	19,242	12,412
Commitments and contingencies
Stockholders' equity:
Preferred stock shares authorized 5,000,000
Series A Convertible Preferred stock, $0.01 par value ($100 liquidation preference value); shares authorized 150,000; none issued or outstanding	0	0
Common stock, $0.01 par value; shares authorized 50,000,000; 23,964,320 and 23,783,106 issued and outstanding	240	238
Additional paid-in capital	43,088	42,869
Accumulated deficit	(14,231)	(24,068)
Total Stockholders' Equity	29,097	19,039
Total Liabilities and Stockholders' Equity	$48,339	$31,451

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Hudson Technologies, Inc. and subsidiaries

Consolidated Statements of Operations

(unaudited)

(Amounts in thousands, except for share and per share amounts)

	Three month period ended September 30,		Nine month period ended September 30,
	2012	2011	2012	2011
Revenues	$14,473	$11,935	$51,578	$40,465
Cost of sales	9,108	10,465	30,009	32,586
Gross Profit	5,365	1,470	21,569	7,879
Operating expenses:
Selling and marketing	572	563	1,926	1,660
General and administrative	1,078	900	3,242	2,693
Total operating expenses	1,650	1,463	5,168	4,353
Operating income	3,715	7	16,401	3,526
Other income (expense):
Interest expense	(174)	(190)	(532)	(707)
Interest income	0	2	1	14
Total other income (expense)	(174)	(188)	(531)	(693)
Income (loss) before income taxes	3,541	(181)	15,870	2,833
Income tax expense (benefit)	1,347	(68)	6,033	1,077
Net income (loss)	$2,194	($113)	$9,837	$1,756
Net income (loss) per common share – Basic	$0.09	($0.00)	$0.41	$0.07
Net income (loss) per common share - Diluted	$0.08	($0.00)	$0.37	$0.07
Weighted average number of shares outstanding – Basic	23,928,081	23,780,606	23,834,685	23,780,606
Weighted average number of shares outstanding - Diluted	26,566,674	23,780,606	26,241,273	24,921,835

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